UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       ----------------------------------

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (earliest event reported) July 22, 2002
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                           ORIENT-EXPRESS HOTELS LTD.
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             (Exact name of registrant as specified in its charter)

                                     Bermuda
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                 (State or other jurisdiction of incorporation)

        1-16017                         98-0223493
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(Commission File Number)   (IRS Employer Identification No.)

         41 Cedar Avenue
         P.O. Box HM 1179
         Hamilton HMEX, Bermuda
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         (Address of principal executive offices)    (Zip Code)

                                  441-295-2244
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              (Registrant's telephone number, including area code)

                                 Not Applicable
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         (Former name or former address, if changed since last report)


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ITEM 1.  Change in Control of Registrant

As previously reported in the Form 10-K annual report for the year ended December 31, 2001 of Orient-Express Hotels Ltd. ("OEH"), OEH, Sea Containers Ltd. ("SCL") and certain of their subsidiaries are parties to an Amended and Restated Share Owning Subsidiaries Restructuring Agreement dated as of June 6, 2001 (the "Agreement"). See the 2001 Form 10-K report under the captions "OEH's Relationship with Sea Containers Ltd." in Item 1, Note 9(d) in Item 8, "Five Percent Shareholders" and "Voting Control of the Company" in Item 12, and "Agreements with Sea Containers Ltd. - Share Owning Subsidiaries Restructuring Agreement" in Item 13.

Under the Agreement, a subsidiary of OEH called Orient-Express Holdings 1 Ltd. ("OE Holdings") had an option to purchase up to 18,044,478 Class B common shares of OEH from SCL at a price of $0.01 per share exercisable anytime on or after July 21, 2002 until July 21, 2005 when OE Holdings would have been required to exercise the option, unless a spinoff distribution of OEH Class A and B common shares by SCL to SCL's common shareholders had previously occurred. Prior to the exercise of this option, SCL beneficially owned 15,889,201 Class A common shares and 20,503,877 Class B common shares of OEH.

Also under the Agreement, a subsidiary of SCL called Contender 2 Ltd. ("Contender") had an option to purchase up to 12,900,000 Class B common shares of SCL from four wholly-owned subsidiaries of OEH, including OE Holdings, at a price of $0.01 per share exercisable during the same time period.

On July 22, 2002, OE Holdings and Contender exercised their purchase options under the Agreement and paid the exercise prices in cash from their own working capital. OE Holdings acquired 18,044,478 Class B common shares of OEH at an aggregate price of $180,445, and Contender acquired 12,900,000 Class B common shares of SCL at an aggregate price of $129,000.

As a result of these transactions, voting control of OEH passed from SCL to OE Holdings, and OEH and its subsidiaries no longer beneficially own any shares of SCL. Voting control of SCL was not affected by these transactions because the four OEH subsidiaries had agreed in the Agreement to vote all of the SCL Class B common shares held by them as instructed by Contender.

Five Percent Shareholders

The following table contains information concerning the beneficial ownership of OEH's Class A and B common shares by

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the only persons known to OEH to own beneficially more than 5% of the outstanding shares of either class. At July 31, 2002, OEH had outstanding 28,340,601 Class A common shares and 20,503,877 Class B common shares. Each Class B common share is convertible at any time at the holder's option into one Class A common share.


                                       No. of          Percent         Percent
                                       Class A           of               of
                                     and Class B       Class A         Class B
Name and Address                        Shares         Shares           Shares
----------------                        ------         ------           ------

Orient-Express Holdings 1
 Ltd.(1) .......................     18,044,478        38.9%(2)          88.0%
41 Cedar Avenue
Hamilton HM EX
Bermuda

Sea Containers Ltd.(3) .........     18,348,600        59.6%(2)          12.0%
41 Cedar Avenue
Hamilton HM EX
Bermuda

Putnam Investments LLC and            3,128,352         9.3%               --
 others(4) .....................
One Post Office Square
Boston, Massachusetts 02109

Capital Research and Management
 Co. and SMALLCAP World Fund
 Inc.(5) .......................      1,663,000         5.9%               --
333 South Hope Street
Los Angeles, California 90071

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(1)      OE Holdings has sole voting and dispositive power with respect to
         18,044,478 Class B common shares.

(2) The percentage of Class A common shares shown includes the Class A common shares issuable upon conversion of the Class B common shares beneficially owned.

(3) SCL has sole voting and dispositive power with respect to 15,889,201 Class A common shares and 2,459,399 Class B common shares.

(4) The information with respect to Putnam Investments LLC ("Putnam Investments") relates only to Class A common shares and is derived from its Schedule 13G report as amended at December 31, 2001 filed with the Securities and Exchange Commission. The report states that Putnam

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         Investments, a subsidiary of Marsh & McLennan Companies Inc., is a parent holding company of two registered investment advisors, that it shares with one of them the voting power with respect to 338,856 Class A common shares and the dispositive power with respect to 707,356 Class A common shares, and that it shares with the other investment advisor the dispositive power with respect to 2,420,996 Class A common shares (of which 1,828,600 shares are held with shared dispositive power by a Putnam registered investment company).

(5) The information with respect to Capital Research and Management Co. ("Capital Research") relates only to Class A common shares and is derived from its Schedule 13G at December 31, 2001 filed with the Securities and Exchange Commission. The report states that Capital Research is a registered investment advisor and that the report is filed on its behalf and on behalf of SMALLCAP World Fund Inc., a registered investment company advised by Capital Research ("SMALLCAP"). The report states that SMALLCAP has sole voting power with respect to 1,513,000 Class A common shares and Capital Research has sole dispositive power with respect to 1,663,000 Class A common shares, including the foregoing 1,513,000 shares.

Under Bermuda law, the OEH shares owned by OE Holdings, a wholly-owned subsidiary of OEH, are outstanding and may be voted, although they are disregarded for purposes of earnings per OEH share calculations under U.S. generally accepted accounting principles while they are owned by OE Holdings. In a takeover of OEH, this share owning subsidiary structure may assist in maximizing the value OEH shareholders receive in a takeover transaction. Voting and investment power with respect to the OEH Class B common shares beneficially owned by OE Holdings is exercised by its Board of Directors, who are currently James B. Sherwood, John D. Campbell, Daniel J. O'Sullivan, John R. Edney, A. Shaun Morris and Hiren A. Patel. Messrs. Sherwood, Campbell and O'Sullivan are members of the Board of Directors of OEH. Messrs. Sherwood and Campbell are also members of the Board of Directors of SCL, which exercises the voting and investment power with respect to the Class A and B common shares of OEH beneficially owned by SCL. Messrs. Sherwood and Campbell may be deemed to share beneficial ownership of the OEH common shares owned by OE Holdings and SCL, but are not shown in the table above.

Voting Control of OEH

The following table shows the voting power held by the known beneficial owners of more than 5% of the outstanding Class A or B common shares of OEH and by all directors and executive

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officers of OEH as a group. In general, holders of Class B common shares have one vote per share at any general meeting of OEH, and holders of Class A common shares have one-tenth of a vote per share at any general meeting. The holders of Class A and B common shares vote together as a single class on most matters submitted to general meetings of OEH shareholders. The table does not include those directors of OEH (Messrs. Sherwood, Campbell and O'Sullivan) who may be deemed to be beneficial owners solely because they are directors of OE Holdings or SCL, but they are included in the group.


                                       No. of           No. of
                                      Class A           Class B       Combined
Name                                   Shares            Shares     Voting Power
----                                   ------            ------     ------------

OE Holdings ...................           --            18,044,478       77.3%
SCL ...........................       15,889,201         2,459,399       17.3%
Putnam Investments(2) .........          338,856            --              (1)
SMALLCAP(3) ...................        1,513,000            --              (1)
All directors and executive
 officers as a group
 (15 persons) .................       16,197,451        20,503,877       94.8%

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(1)      Less than 1%.

(2)      See footnote (4) in the preceding table.

(3)      See footnote (5) in the preceding table.


OE Holdings, SCL and OEH's directors and executive officers hold in total approximately 75% in number of the outstanding Class A and B common shares having approximately 95% of the combined voting power of the outstanding common shares for most matters submitted to a vote of OEH's shareholders. Other shareholders, accordingly, hold approximately 25% in number of the common shares having about 5% of combined voting power in OEH.

On a number of matters which would tend to change control of OEH, its bye-laws require the presence or approval of shareholders holding at least 90% in number of the Class A and B common shares, without regard to their relative voting rights. OE Holdings, SCL and OEH's directors and executive officers, currently having total voting power of approximately 75% in number of OEH's Class A and B common shares, therefore currently have the ability to block the passage of any matter requiring such 90% vote, should they choose to act together, which may discourage a change in control of OEH.

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Under Bermuda law, the Class B common shares owned by OE Holdings (representing approximately 77% of the combined voting power) are outstanding and may be voted by that OEH subsidiary. As noted above, this structure may assist in maximizing shareholder value in an OEH takeover transaction. The investment by OE Holdings in the Class B common shares and the manner in which it votes those shares is determined by its Board of Directors (three of whom are also directors of OEH) consistently with the exercise by those directors of their fiduciary duties to OE Holdings. Those directors have the ability to elect at least a majority of the members of the Board of Directors of OEH and to control the outcome of most matters submitted to a vote of OEH's shareholders.

OEH's memorandum of association and bye-laws contain other provisions that could make it difficult for a third party to acquire OEH without the consent of OEH's Board of Directors. These provisions include supermajority shareholder voting provisions for the removal of directors and for "business combination" transactions with beneficial owners of shares carrying 15% or more of the votes which may be cast at any general meeting of shareholders, and limitations on the voting rights of such 15% beneficial owners. Also, OEH's Board of Directors has the right under Bermuda law to issue preferred shares without shareholder approval, which could be done to dilute the share ownership of a potential hostile acquirer. Also, the rights to purchase series A junior preferred shares, one of which is attached to each Class A and B common share of OEH, may have antitakeover effects. Although OEH management believes these provisions provide for an opportunity to receive a higher bid by requiring potential acquirers to negotiate with OEH's Board of Directors, these provisions apply even if the offer may be considered beneficial by many shareholders.

ITEM 7.  Financial Statements and Exhibits

(c)      Exhibits

Exhibit No.       Description
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     2        Amended and Restated Share Owning Subsidiaries Restructuring
              Agreement dated June 6, 2001 among Sea Containers Ltd., Orient-Express Hotels Ltd., Orient-Express Holdings 1 Ltd., Orient-Express Holdings 2 Ltd., Orient-Express Holdings 3 Ltd., Orient-Express Holdings 4 Ltd. and Contender 2 Ltd., filed as
              Exhibit 2.1 to the Form 10-Q quarterly report of Orient-Express Hotels Ltd. for the quarter ended June



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              30, 2001 (Commission file no. 1-16017) and incorporated herein by reference.

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                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                ORIENT-EXPRESS HOTELS LTD.



Date:  August 6, 2002           By:    /s/ E.S. Hetherington
                                    ---------------------------
                                       Edwin S. Hetherington
                                            Secretary






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